UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 31, 2007
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

8144 Walnut Hill Lane, Suite 800
Dallas, Texas	75231-4388
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 214-265-2550
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 31, 2007, our indirectly wholly-owned subsidiary, MetroPCS Wireless, Inc. (“Wireless”), entered into a Purchase Agreement with Bear, Stearns & Co., Inc. (the “Initial Purchaser”) and the Guarantors (as defined in the Purchase Agreement) to sell 9 1/4% Senior Notes due 2014 in an aggregate principal amount up to $400 million (the “Additional Notes”) in a private offering. The Additional Notes will be issued pursuant to the existing Indenture, dated as of November 3, 2006, as supplemented through the Supplemental Indenture dated as of February 6, 2007, with The Bank of New York Trust Company, N.A., as trustee, pursuant to which 9 1/4% Senior Notes due 2014 in an aggregate principal amount of $1.0 billion were previously issued by Wireless in November 2006. Wireless intends to use the net proceeds from the private offering of Additional Notes for general corporate purposes, which could include financing participation in and acquisition of additional spectrum in the Federal Communications Commission’s upcoming 700 MHz auction. The closing of the offering is expected to occur on or about June 6, 2007.
     The Additional Notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. In connection with the issuance of the Additional Notes, Wireless will enter into a registration rights agreement pursuant to which holders of the Additional Notes will be entitled to certain registration rights relating to the Additional Notes.
     The Additional Notes will bear interest at 9 1/4% per annum on the principal amount, payable semi-annually in cash on May 1 and November 1 of each year, commencing November 1, 2007 and include interest beginning on May 1, 2007. The Additional Notes will mature on November 1, 2014. The Additional Notes will be guaranteed on a senior unsecured basis by us, MetroPCS, Inc. (which owns all of the capital stock of Wireless) and all of Wireless’ current and future domestic restricted wholly-owned subsidiaries, but excludes Royal Street Communications and its wholly-owned subsidiaries. The Additional Notes will be Wireless’, and the guarantees will be the Guarantors’, direct, unsecured senior obligations.
     There is no mandatory redemption or sinking fund required for the Additional Notes. Wireless may, at its option, redeem some or all of the Additional Notes at any time on or after November 1, 2010, at redemption prices ranging from 104.625% to 100%, depending on the date of redemption. In addition, prior to November 1, 2009, Wireless may, at its option, redeem up to 35% of the aggregate principal amount of the Additional Notes with the net cash proceeds of certain sales of equity securities or certain contributions to its equity at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest. Also, at any time prior to November 1, 2010, Wireless may, at its option, redeem all or a part of the Additional Notes at a redemption price equal to 100% of the principal amount of the Additional Notes redeemed plus an Applicable Premium (as defined in the Indenture), and accrued and unpaid interest.

     If Wireless experiences specific kinds of changes in control as set forth in the Indenture, each holder of Additional Notes may require Wireless to repurchase all or a portion of the Additional Notes at a price equal to 101% of the principal amount of the Additional Notes, plus any accrued and unpaid interest to the date of repurchase.
     The Indenture contains covenants that restrict the ability of Wireless and its subsidiaries who are Guarantors to, among other things, incur debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens without also securing the Additional Notes, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of its assets. These limitations are subject to a number of important qualifications and exceptions. Upon an Event of Default (as defined in the Indenture), the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, may declare all the Notes to be due and payable immediately. In the case of certain Events of Default, all outstanding Additional Notes will become due and payable immediately without further action or notice.
     The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, Wireless and the Guarantors have agreed to indemnify the Initial Purchaser against certain liabilities. This description of the Purchase Agreement is a summary only and is qualified in its entirety by the terms of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 8.01	Other Events.
     On May 18, 2006, our named executive officers, consisting of Roger D. Linquist, our Chairman of the Board, President and Chief Executive Officer, J. Braxton Carter, our Senior Vice President and Chief Financial Officer, Robert A. Young, our Executive Vice President, Market Operations, East, Mark A. Stachiw, our Senior Vice President, General Counsel and Secretary and Malcolm M. Lorang, our Senior Vice President and Chief Technology Officer, among others, each adopted a 10b5-1 stock trading plan with a brokerage firm in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our insider trading policy. The 10b5-1 trading plans permit non-discretionary, pre-arranged sales of a predetermined number of shares of our common stock over a designated period of time. Transactions made pursuant to these 10b5-1 plans will be reported through appropriate filings with the Securities and Exchange Commission if required.
     We do not undertake any obligation to report 10b5-1 stock trading plans that may be adopted by any of our directors, officers or employees from time to time or to report any modification or termination of such plans.

     The information contained in this Item 8.01 of this report will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Purchase Agreement, dated as of May 31, 2007, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and Bear, Stearns & Co., Inc., for 9 1/4% Senior Notes due 2014 in an aggregate principal amount of $400,000,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: June 6, 2007	By:	/s/ J. Braxton Carter
J. Braxton Carter
Senior Vice President and Chief Financial Officer

Index to Exhibits

EXHIBIT
NUMBER		DESCRIPTION

10.1	—	Purchase Agreement, dated as of May 31, 2007, by and among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and Bear, Stearns & Co., Inc., for 9 1/4% Senior Notes due 2014 in an aggregate principal amount of $400,000,000.